Exhibit 99.1
SentinelOne Announces First Quarter Fiscal Year 2027 Financial Results
Revenue growth accelerated to 21% year-over-year
ARR growth accelerated to 23% year-over-year
Raising Non-GAAP Operating Income outlook for Fiscal Year 2027
MOUNTAIN VIEW, Calif. – May 28, 2026 – SentinelOne, Inc. (NYSE: S) today announced financial results for the first quarter of fiscal year 2027 ended April 30, 2026.
“We had a solid start to the year, highlighted by record net new ARR growth and a landmark milestone as our emerging solutions reached half of our total company ARR," said Tomer Weingarten, CEO of SentinelOne. "We are actively pushing the frontier of autonomous, agentic defense across AI, Data, Cloud, and the Endpoint. Enterprises recognize that securing the AI era requires machine speed defense which only truly modern infrastructure can deliver, and they are choosing SentinelOne as the foundation to build upon.”
“Our first-quarter results reflect record net new ARR growth and strong operating profit margin, highlighting the operating leverage inherent within our business model as we continue to scale,” said Sonalee Parekh, CFO of SentinelOne. “We are investing in innovation alongside our key growth opportunities while raising our operating income outlook for the year.”

First Quarter Fiscal Year 2027 Highlights
(All metrics are compared to the first quarter of fiscal year 2026 unless otherwise noted)

•Total revenue grew 21% to $277 million, compared to $229 million.

•Annualized recurring revenue (ARR) grew 23% to $1,163 million as of April 30, 2026.

•Customers with ARR of $100,000 or more grew 17% to 1,702 as of April 30, 2026.

•Gross margin: GAAP gross margin was 72%, compared to 75%. Non-GAAP gross margin was 77%, compared to 79%.

•Operating margin: GAAP operating margin was (29)%, compared to (38)%. Non-GAAP operating margin was 4%, compared to (2)%.

•Net income (loss) margin: GAAP net loss margin was (28)%, compared to (91)%. Non-GAAP net income margin was 4%, compared to 3%.

•Cash flow margin: Operating cash flow margin was 14%, compared to 23%. Adjusted free cash flow margin was 22%, compared to 20%.

•Cash, cash equivalents, and investments were $812 million as of April 30, 2026.

Financial Outlook
We are providing the following guidance for the second quarter of fiscal year 2027, and for fiscal year 2027 (ending January 31, 2027).

	Q2 Fiscal Year 2027 Guidance	Fiscal Year 2027 Guidance
Revenue	$289 - 291 million	$1.195 - 1.205 billion
Non-GAAP operating income	$23 - 25 million	$115 - 125 million
Non-GAAP diluted earnings per share (EPS)	$0.06 - 0.08	$0.32 - 0.38
Diluted weighted average shares outstanding	347 million	350 million
Non-GAAP tax rate	17%	17%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition-related compensation costs, restructuring charges, gains and losses on strategic investments, and certain discrete tax expenses. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP operating income, non-GAAP EPS and diluted weighted average shares outstanding is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the first quarter of fiscal year 2027 and outlook for second quarter of fiscal year 2027 and full fiscal year 2027 today, May 28, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, product innovation and technological development, competitive position, and future financial and operating performance, including our financial outlook for the second quarter of fiscal year 2027 and our full fiscal year 2027; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.
There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; actual or perceived defects, errors or vulnerabilities in our platform; our ability to successfully integrate any acquisitions and strategic investments; risks associated with managing our rapid growth; general global, political, economic, and macroeconomic climate, including but not limited to, the changes in U.S.

federal spending and policies, including government shutdowns, significant political or regulatory developments or changes in trade policy, actual or perceived instability in the banking industry; supply chain disruptions; a potential recession, inflation, and interest rate volatility; geopolitical conflicts around the world; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform including cybersecurity incidents; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (SEC), including our most recently filed Annual Report on Form 10-K, dated March 19, 2026, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information and estimates available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results being determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow and adjusted free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense
Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expenses related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible assets expense is tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expenses resulting from the employment retention of certain employees established in accordance with the terms of each acquisition. Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the acquisitions in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management’s evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Restructuring charges
Restructuring charges primarily relate to contract termination charges, severance payments, employee benefits, stock-based compensation and asset impairment charges related to facilities. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.
Gains and losses on strategic investments
Gains and losses on strategic investments relate to the subsequent changes in the recorded value of our strategic investments. These gains and losses are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains and losses from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income (loss).
Provision for income taxes
Certain discrete tax items that are not indicative of our core operating performance are excluded from our non-GAAP results. During the three months ended April 30, 2026, these items primarily consist of interest expense accrued on our liability under the final Assessment Agreement (the Agreement) entered into with the Israeli Tax Authority (ITA). These exclusions provide investors with a clearer view of our underlying financial results and facilitate meaningful comparisons across reporting periods.

Effective in the first quarter of fiscal year 2027, we adopted a 17% non-GAAP tax rate for current and future reporting periods. This rate is subject to change based on shifts in our geographic earnings mix or changes in applicable tax law.

Dilutive shares applying the treasury stock method
During periods in which we incur a net loss under a GAAP basis, we exclude certain potential common stock equivalents from our GAAP diluted shares because their effect would have been anti-dilutive. In periods where we have net income on a non-GAAP basis, these common stock equivalents would have been dilutive. Accordingly, we have included the impact of these common stock equivalents in the calculation of our non-GAAP diluted net income per share applying the treasury stock method.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, Non-GAAP Net Income Margin and Non-GAAP Net Income Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow and Adjusted Free Cash Flow
We define free cash flow as cash provided by operating activities less purchases of property and equipment and capitalized internal-use software costs. We define adjusted free cash flow as free cash flow, excluding the impact of discrete cash income tax payments relating to the Agreement entered into with the ITA. We believe free cash flow and adjusted free cash flow are useful indicators of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue (ARR)
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription, consumption, and usage-based customers, and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription, consumption and usage-based agreements at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates, usage, renewal rates, and other contractual terms.

Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.

Contact:
Investor Relations:
Saad Nazir
investors@sentinelone.com

Press:
Craig VerColen
press@sentinelone.com

Source: SentinelOne
NYSE: S
Category: Investors

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$153,228	$169,627
Short-term investments	503,559	459,041
Accounts receivable, net	180,688	289,079
Deferred contract acquisition costs, current	70,547	70,981
Prepaid expenses and other current assets	57,832	61,857
Total current assets	965,854	1,050,585
Property and equipment, net	87,597	84,008
Long-term investments	155,702	140,898
Deferred contract acquisition costs, non-current	85,347	89,659
Intangible assets, net	119,038	129,548
Goodwill	912,671	912,671
Other assets	30,086	30,733
Total assets	$2,356,295	$2,438,102
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,624	$10,299
Accrued payroll and benefits	74,752	79,006
Deferred revenue, current	509,963	549,790
Accrued expenses and other current liabilities	79,941	117,260
Total current liabilities	672,280	756,355
Deferred revenue, non-current	76,228	83,277
Other liabilities	169,666	161,325
Total liabilities	918,174	1,000,957
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	34	33
Class B common stock	1	1
Additional paid-in capital	3,591,419	3,513,017
Accumulated other comprehensive income	1,051	2,314
Accumulated deficit	(2,154,384)	(2,078,220)
Total stockholders’ equity	1,438,121	1,437,145
Total liabilities and stockholders’ equity	$2,356,295	$2,438,102

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue	$276,657	$229,029
Cost of revenue(1)	77,965	56,532
Gross profit	198,692	172,497
Operating expenses:
Research and development(1)	95,770	72,253
Sales and marketing(1)	132,111	133,881
General and administrative(1)	50,497	48,679
Restructuring(1)	32	5,167
Total operating expenses	278,410	259,980
Loss from operations	(79,718)	(87,483)
Interest income, net	6,827	12,290
Other income, net	2,490	492
Loss before income taxes	(70,401)	(74,701)
Provision for income taxes	5,763	133,492
Net loss	$(76,164)	$(208,193)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.23)	$(0.63)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	337,000,297	327,976,349

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$5,895	$4,665
Research and development	28,948	20,941
Sales and marketing	20,285	22,915
General and administrative	19,761	20,170
Restructuring	—	(36)
Total stock-based compensation expense	$74,889	$68,655

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2026	2025
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(76,164)	$(208,193)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,839	10,848
Amortization of deferred contract acquisition costs	20,347	18,610
Non-cash operating lease costs	1,058	1,096
Stock-based compensation expense	74,889	68,655
Change in fair value of derivative instruments and related foreign currency loss on tax liabilities, net	5,804	—
Net (gain) loss on strategic investments	(5,108)	3
Accretion of discounts, and amortization of premiums on investments, net	(753)	(2,780)
Asset impairment charges	236	2,171
Other	169	546
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	108,222	80,580
Prepaid expenses and other assets	(2,583)	(4,215)
Deferred contract acquisition costs	(15,602)	(14,738)
Accounts payable	(2,336)	13,402
Accrued expenses and other liabilities	(34,126)	130,676
Accrued payroll and benefits	(4,253)	(16,408)
Operating lease liabilities	(1,270)	(1,191)
Deferred revenue	(46,876)	(26,788)
Net cash provided by operating activities	38,493	52,274
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(424)	(146)
Purchases of intangible assets	(56)	(21)
Capitalization of internal-use software	(7,354)	(6,684)
Purchases of investments	(211,966)	(167,258)
Proceeds from sales, maturities and return of capital of investments	156,867	108,517
Cash paid for acquisitions, net of cash acquired	(952)	—
Net cash used in investing activities	(63,885)	(65,592)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	882	12,277
Net cash provided by financing activities	882	12,277
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(24,510)	(1,041)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	196,158	193,302
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$171,648	$192,261

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Cost of revenue reconciliation:
GAAP cost of revenue	$77,965	$56,532
Stock-based compensation expense	(5,895)	(4,665)
Employer payroll tax on employee stock transactions	(231)	(230)
Amortization of acquired intangible assets	(7,959)	(4,059)
Acquisition-related compensation	(5)	(20)
Non-GAAP cost of revenue	$63,875	$47,558

Gross profit reconciliation:
GAAP gross profit	$198,692	$172,497
Stock-based compensation expense	5,895	4,665
Employer payroll tax on employee stock transactions	231	230
Amortization of acquired intangible assets	7,959	4,059
Acquisition-related compensation	5	20
Non-GAAP gross profit	$212,782	$181,471

Gross margin reconciliation:
GAAP gross margin	72%	75%
Stock-based compensation expense	2%	2%
Employer payroll tax on employee stock transactions	—%	—%
Amortization of acquired intangible assets	3%	2%
Acquisition-related compensation	—%	—%
Non-GAAP gross margin	77%	79%

Research and development expense reconciliation:
GAAP research and development expense	$95,770	$72,253
Stock-based compensation expense	(28,948)	(20,941)
Employer payroll tax on employee stock transactions	(391)	(531)
Acquisition-related compensation	(2,239)	(674)
Non-GAAP research and development expense	$64,192	$50,107

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$132,111	$133,881
Stock-based compensation expense	(20,285)	(22,915)
Employer payroll tax on employee stock transactions	(471)	(692)
Amortization of acquired intangible assets	(2,469)	(2,180)
Acquisition-related compensation	(1,079)	(17)
Non-GAAP sales and marketing expense	$107,807	$108,077

General and administrative expense reconciliation:
GAAP general and administrative expense	$50,497	$48,679
Stock-based compensation expense	(19,761)	(20,170)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Employer payroll tax on employee stock transactions	(498)	(1,295)
Non-GAAP general and administrative expense	$30,238	$27,214

Restructuring expense reconciliation:
GAAP restructuring expense	$32	$5,167
Stock-based compensation	—	36
Other restructuring charges	(32)	(5,203)
Non-GAAP restructuring expense	$—	$—

Operating loss reconciliation:
GAAP operating loss	$(79,718)	$(87,483)
Stock-based compensation expense	74,889	68,655
Employer payroll tax on employee stock transactions	1,591	2,748
Amortization of acquired intangible assets	10,428	6,239
Acquisition-related compensation	3,323	711
Other restructuring charges	32	5,203
Non-GAAP operating income (loss)	$10,545	$(3,927)

Operating margin reconciliation:
GAAP operating margin	(29)%	(38)%
Stock-based compensation expense	27%	30%
Employer payroll tax on employee stock transactions	1%	1%
Amortization of acquired intangible assets	4%	3%
Acquisition-related compensation	1%	—%
Other restructuring charges	—%	2%
Non-GAAP operating margin	4%	(2)%

Provision for income taxes reconciliation:
GAAP provision for income taxes	$5,763	$133,492
Income tax adjustments	(3,264)	(131,283)
Non-GAAP provision for income taxes (1)	$2,499	$2,209

Net income (loss) reconciliation:
GAAP net loss	$(76,164)	$(208,193)
Stock-based compensation expense	74,889	68,655
Employer payroll tax on employee stock transactions	1,591	2,748
Amortization of acquired intangible assets	10,428	6,239
Acquisition-related compensation	3,323	711
Other restructuring charges	32	5,203
Net (gain) loss on strategic investments	(5,108)	3
Provision for income taxes (1)	3,264	131,283
Non-GAAP net income	$12,255	$6,649

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Net income (loss) margin reconciliation:
GAAP net loss margin	(28)%	(91)%
Stock-based compensation	27%	30%
Employer payroll tax on employee stock transactions	1%	1%
Amortization of acquired intangible assets	4%	3%
Acquisition-related compensation	1%	—%
Other restructuring charges	—%	2%
Net (gain) loss on strategic investments	(2)%	—%
Provision for income taxes (1)	1%	57%
Non-GAAP net income margin*	4%	3%

GAAP basic and diluted shares	337,000,297	327,976,349
Dilutive shares under the treasury stock method	5,000,509	11,350,541
Non-GAAP diluted shares	342,000,806	339,326,890

Diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.23)	$(0.63)
Stock-based compensation expense	0.22	0.20
Employer payroll tax on employee stock transactions	—	0.01
Amortization of acquired intangible assets	0.03	0.02
Acquisition-related compensation	0.01	—
Other restructuring charges	—	0.02
Net (gain) loss on strategic investments	(0.01)	—
Provision for income taxes (1)	0.01	0.39
Adjustment to fully diluted earnings per share (2)	0.01	0.01
Non-GAAP net income per share, diluted	$0.04	$0.02

*Certain figures may not sum due to rounding.
(1) Effective in the first quarter of fiscal year 2027, we adopted a long-term projected non-GAAP tax rate of 17% to calculate non-GAAP net income. The projected rate reflects our expectations of its long-term tax structure and jurisdictional mix of income.
(2) For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total to diluted non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share, and because of rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share.

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)
Reconciliation of cash provided by operating activities to free cash flow and adjusted free cash flow:

	Three Months Ended April 30,
	2026	2025
GAAP net cash provided by operating activities	$38,493	$52,274
Less: Purchases of property and equipment	(424)	(146)
Less: Capitalized internal-use software	(7,354)	(6,684)
Free cash flow	30,715	45,444
Add: Cash income tax payments relating to the ITA Agreement	30,658	—
Adjusted free cash flow	$61,373	$45,444

Net cash used in investing activities	$(63,885)	$(65,592)

Net cash provided by financing activities	$882	$12,277

Operating cash flow margin	14%	23%
Free cash flow margin	11%	20%
Adjusted free cash flow margin	22%	20%